UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2024

(Date of Report)

BIO ESSENCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-56263	94-3349551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

12 Chrysler, Unit B, Irvine, CA 92618
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 706-9966
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2024, Yangyang Huang and Simon Shavanson (collectively the “Resigning Directors”) resigned from the Board of Directors of Bio Essence Corp. (the “Company”). The Company received confirmation of their resignation on or about June 14, 2024. The Resigning Directors’ decision was not based on any material dispute or as defined in 17 CFR 240.3b-7, and as such this disclosure is made pursuant to Item 5.02(b).

On June 18, 2024, the Company’s remaining directors unanimously appointed William Sluss to the Board of Directors pursuant to Article II, Section 6 of the Company’s Bylaws. Mr. Sluss serves as the Company’s Chief Financial Officer. There were no arrangements or material understandings between Mr. Sluss and the remaining Board of Directors, as the Board of Directors believe that Mr. Sluss’s experience as the Chief Financial Officer of the Company makes him well equipped to assist in board-level decisions. There is no material arrangement, plan, or contract between Mr. Sluss and the Company in relation to his service on the Board of Directors, and no transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

SECTION 8- OTHER EVENTS

Item 8.01 Other Events

The Company has adopted an Insider Trading Policy (“Policy”) effective the date of this Current Report. The Policy is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Consent Resolution of the Board of Directors
99.2	Insider Trading Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan
By:	Yin Yan
Its:	Chief Executive Officer
Dated: June 21, 2024

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